UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2015

Banner Corporation

(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue

Walla Walla, Washington 99362

(Address of principal executive offices and zip code)

(509) 527-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events

On September 10, 2015, Banner Corporation (“Banner”) issued a press release announcing that, in connection with the Agreement and Plan of Merger, dated as of November 5, 2014, by and among Banner Corporation, SKBHC Holdings LLC and Starbuck Bancshares, Inc., related to Banner’s proposed acquisition of AmericanWest Bank, Banner has obtained approvals from the Federal Reserve Board, the Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation, and that the transaction is expected to close early in the fourth quarter of 2015, subject to customary closing conditions, and will not require any further approvals on the part of the shareholders of either company. A copy of the press release issued by Banner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release of Banner Corporation, dated September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 10, 2015	By: /s/ Lloyd W. Baker
Lloyd W. Baker Executive Vice President and Chief Financial Officer